UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

TRANSTECH SERVICES PARTNERS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	20-5426668
(State of incorporation or organization)	(IRS Employer Identification No.)

445 Fifth Avenue Suite 30H New York, New York 10016	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-138080

Securities to be registered pursuant to Section 12(g) of the Act:
Units, each consisting of one share of Common Stock and one Common Stock Purchase Warrant Common Stock, par value $0.0001 per share Common Stock Purchase Warrant

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of TransTech Services Partners Inc., a Delaware corporation (the “Registrant”), is incorporated herein by reference to the section captioned “Description of Securities” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138080), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement was originally filed with the Commission on October 19, 2006 and amended on each of November 22, 2006, December 8, 2006, January 25, 2007, March 6, 2007, April 20, 2007 and May 16, 2007 and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation*
3.3	Form of Second Amended and Restated Certificate of Incorporation*
3.4	Form of Third Amended and Restated Certificate of Incorporation*
3.5	Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.5	Form of Unit Purchase Option Agreement between the Registrant, Cowen and Company, LLC, and Maxim Group LLC*
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.10	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders*
* Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (No. 333-138880), originally filed with the Commission on October 19, 2006, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRANSTECH SERVICES PARTNERS INC.

May 22, 2007	/s/ Suresh Rajpal
Name: Suresh Rajpal
Title: Chief Executive Officer